UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	May 19, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-53156	450588917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 Elton Avenue, Las Vegas, Nevada		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-888-597-8899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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The registrant is amending Form 8K originally filed with the SEC on May 20, 2009 to amend Item 3.02 regarding
Unregistered Sales of Equity Securities as follows.
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INFORMATION TO BE INCLUDED IN THE REPORT

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Quadra Projects Inc.

Item 1.01. Entry into a Material Definitive Agreement

Acquisition of Subsidiary

Effective May 14, 2009, the Company completed its acquisition of its subsidiary, Novel International Group Inc. (“Novel”). Novel was incorporated under the laws of Belize and prior to being acquired, had no prior operating history with no assets, liabilities or equity. Novel has an authorized capital of 50,000 common shares and has issued all 50,000 shares to the Company for consideration of $ 5,000.

Quadra Energy Systems Inc. (“Energy Systems”), a Belize company is also a subsidiary of the Company. Energy Systems was acquired on April 30, 2009. Effective April 30, 2009, Energy Systems completed its acquisition of Energy Conversion and Waste Disposal Technology (“Acquired Technologies”) from Quadra Marketing Corp. under the Technology Purchase Agreement. The Agreement was an arms length transaction. Please refer to Exhibit 10.1.

Consulting Agreement

On April 30, 2009, Energy Systems entered into a consulting agreement with AMPSC Consulting Group LLC. (“AMPSC”) to perform consulting services relating to Acquired Technologies. Services shall include by not limited to marketing, arranging and organizing product demonstrations, acquiring customer and competitor intelligence, and submitting written approvals for sale of products, joint venture or the licensing of the System and other related matters designated by Energy Systems.

The term of the engagement is from May 1, 2009 until April 30, 2019. AMPSC shall be entitled to commission of 10% of each sale and 10% of net financing proceeds received by Energy Systems through the efforts of AMPSC. Should Energy Systems establish a joint venture or licensing with a independent 3rd party where AMPSC is responsible for initiating such projects, AMPSC shall be entitled to 10% of net income generated by Energy Systems. Please refer to Exhibit 10.2.

Assignment – Marketing Agreement

On May 19, 2009, Novel entered into a marketing assignment agreement with Alpha International Marketing Corp. (“Alpha”). Alpha is the non exclusive world wide marketing and business development consultant for all Innovations Solutions Now Inc.’s (“ISN”) present and future Terralene™ fuel formulations and any existing and future Terralene™ family of fuel products owned or developed or licensed by ISN or its subsidiaries or related companies (the “Products”) and exclusive marketing and business development consultant for the following territories: India, Pakistan, Philippines, Malaysia, Singapore, Thailand, Vietnam, Cambodia, Laos, Myanmar, Bangladesh, Taiwan, China, Korea (South and North), Japan pursuant to its marketing, promotions, and business development agreement (“Agreement”) dated April 23, 2009.

The Products are an alternative, environmentally beneficial fuel technology which can be utilized to formulated a range of replacement green fuels to satisfy existing engine designs for lawn mowers, generators, power tools and four stroke engines used in automobiles, aircraft and small marine applications. Developers of the Products are in the final phases of research and testing of formations for diesel engines, home and central heating furnaces and jet engines.

The Products can be blended with existing fuels to extend fuel reserves. It can also be produced with sweet sorghum and other no edible feedstock and therefore creates no impact on the food chain. Use of the Products will not require the alteration of current distribution or retail channels or hardware or software modifications on engines. Use of the Products presents a seamless transition for the producer and the customer with various economic benefits.

Alpha has assigned all rights, benefits, liabilities, duties, and obligations, title and interest to market and promote the Products world wide and all rights under the Agreement. Alpha shall receive $ 1,350,000 in consideration to be paid by way of issuance of 3,000,000 common shares of the Company valued at a market price of $ 0.45 per share. The shares shall be deemed fully paid and non-assessable and shall bear a restrictive legend endorsed upon the shares restricting the transfer or selling of the shares for such hold period as required by the applicable securities laws. The delivery of the shares to Alpha shall be done concurrently with the closing date of June 1, 2009.

Novel intends on licensing the Products in the above noted territories and is currently in negotiations with various parties. Novel shall receive a royalty, production and blending fee per liter generated. As of to date no negotiations have been materialized.

Section 3 – Securities and Trading Markets Item 3.02 – Unregistered Sales of Equity Securities

Effective May 19, 2009, the Company entered into Share Private Placement Subscription Agreement with 5 investors for sale of 5,000,000 shares (1,000,000 shares each) of common stock from treasury, par value of $ 0.001 for consideration of $ 2,500,000 or $ 0.50 per share. The purchase price of $ 2,500,000 shall be paid on or before July 31, 2009

The offer and sale of the shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated there under. We limited the manner of the offering and provided disclosure regarding the offering and the Registrant to the stockholders. We believe that these sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Technology Purchase Agreement dated April 30, 2009*
Exhibit 10.2	Consulting Agreement dated April 30, 2009**
Exhibit 10.3	Marketing Assignment Agreement dated May 19, 2009**

*Incorporated by reference on Form 8K filed with the SEC on May 5, 2009.
** Incorporated by reference on Form 8K filed with the SEC on May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

Date : June 23, 2009	By :	/s/ Claude Diedrick
Claude Diedrick,
President and CEO